Exhibit 99.1

EMSC News- For Immediate Release

CONTACT:   For EMSC

Deborah Hileman

(303) 495-1210

Deborah.hileman@emsc.net

For CD&R

Thomas C. Franco

(212) 407-5225

tfranco@cdr-inc.com

CLAYTON, DUBILIER & RICE TO ACQUIRE EMERGENCY MEDICAL

SERVICES CORPORATION FOR $3.2 BILLION

Greenwood Village, Colo.—(February 14, 2011) — Emergency Medical Services Corporation (NYSE: EMS) (“EMSC” or “the Company”) and Clayton, Dubilier & Rice, LLC (CD&R) announced today a definitive merger agreement under which an affiliate of CD&R formed to complete the merger will acquire EMSC.  Under the terms of the agreement, EMSC stockholders would receive, at the closing of the transaction, $64.00 in cash for each share of EMSC Class A common stock and Class B common stock and each LP Exchangeable Unit.

The EMSC Board of Directors has unanimously approved the terms of the definitive merger agreement and has recommended that EMSC stockholders approve the transaction. Onex Corporation and its affiliates, the holders of the Company’s LP Exchangeable Units, have sufficient voting power to approve the merger, and have agreed to vote in favor of adoption of the merger agreement.

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings Inc. (EmCare), the Company’s outsourced facility-based physician services segment. AMR is the leading provider of ambulance services in the

United States. EmCare is a leading provider of outsourced physician services to healthcare facilities. In 2010, EMSC provided services in more than 2,200 communities and 14 million patient encounters nationwide.

William A. Sanger, EMSC Chairman and Chief Executive Officer, said, “Our partnership with Onex over the past six years has enabled us to build a world-class healthcare company.  In the next stage of our evolution, EMSC’s agreement with CD&R and the transition to a privately-held company will greatly enhance our flexibility and growth opportunities in the future. We are pleased that with this transaction, we are able to maximize stockholder return while— with our new global equity partner— further positioning EMSC to play a significant role in delivering quality, cost-effective care for our patients in the era of healthcare reform.”

“EMSC is an exceptionally high quality and successful company with an outstanding management team and world-class workforce led by Bill Sanger,” said Richard J. Schnall, a partner at CD&R. “The Company is poised for continued strong growth due to its leading market position, operational effectiveness and the value it brings to its customer base.”

In recent years, the Company has benefited from strong market trends driven by the aging population, primary care physician shortages and increased outsourcing of health services. The Company today enjoys broad revenue and geographic diversification across the U.S. and a highly stable customer base.

“EMSC has demonstrated the ability to consistently provide superior patient care and service which is demonstrated by its long-term customer relationships,” said CD&R partner Kenneth A. Giuriceo. “We look forward to working with the management team to enhance the Company’s competitive advantages and build long-term value for its customers, employees and investors.”

The transaction is expected to close in the second quarter, subject to customary closing conditions, including regulatory approvals and approval by the Company’s stockholders.  Upon completion of the transaction, EMSC will become a privately held company, and its common stock will no longer be traded on the NYSE.

CD&R has obtained committed financing from Barclays Capital, Deutsche Bank Securities Inc., BofA Merrill Lynch, affiliates of Morgan Stanley, RBC Capital Markets and UBS Investment Bank. These funds, in addition to equity financing from CD&R, will be sufficient to finance the cash consideration to EMSC stockholders and the holders of LP Exchangeable Units.

Goldman, Sachs & Co. and BofA Merrill Lynch acted as financial advisors to EMSC.  Kaye Scholer LLP is advising EMSC on legal matters in connection with the transaction. Barclays Capital, Deutsche Bank Securities Inc., Morgan Stanley & Co., RBC Capital Markets and UBS Investment Bank acted as financial advisors, and Debevoise & Plimpton LLP acted as legal advisor to CD&R.

EMSC Quarterly Earnings Announcement

The Company noted that with the proposed transaction, it will not be issuing an earnings release and will not host a conference call to discuss results for the fourth quarter of 2010. The Company expects to file its 2010 Annual Report on Form 10-K later in the month.

About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings Inc. (EmCare), the Company’s outsourced facility-based physician services segment. AMR is the leading provider of ambulance services in the United States. EmCare is a leading provider of outsourced physician services to healthcare facilities. In 2010, EMSC provided services in nearly 14.0 million patient encounters in more than 2,200 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado. For additional information, visit http://www.emsc.net.

About Clayton, Dubilier & Rice, LLC

Founded in 1978, Clayton, Dubilier & Rice, LLC is a private equity firm with an investment strategy predicated on building stronger, more profitable businesses. The Firm’s professionals include a combination of skilled investment decision-makers and seasoned corporate leaders from global businesses such as ABB, Allstate, BBA Group, Emerson Electric, General Electric, Procter & Gamble and Unilever, among others. Since inception, CD&R has managed the investment of approximately $15 billion in 48 U.S. and European businesses representing a broad range of industries with an aggregate transaction value of approximately $80 billion. The Firm has offices in New York and London.  For more information, please visit www.cdr-inc.com.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a preliminary proxy statement with the Securities and Exchange Commission. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT REGARDING THE PROPOSED MERGER AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION.  Security holders will be able to inspect, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.   The preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC are also available at the SEC’s website at http://www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation will be set forth in the Company’s proxy statement relating to the merger when it becomes available.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates and methods; the adequacy of our insurance coverage and insurance reserves; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; the impact of potential changes in the healthcare industry generally resulting from legislation currently under consideration; our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; our ability to generate cash flow to service our debt obligations; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; the outcome of government investigations of certain of our business practices; our ability to successfully restructure our operations to comply with future changes in government regulation; the loss of existing contracts and the accuracy of our assessment of costs under new contracts; the high level of competition in our industry; our ability to maintain or implement complex information systems; our ability to implement our business strategy; our ability to successfully integrate strategic acquisitions; and our ability to comply with the terms of our settlement agreements with the government.

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